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                                                                    EXHIBIT 99.2


NEWS RELEASE                                 [OCCAM NETWORKS LOGO]


       Occam Networks, Inc. (formerly known as Accelerated Networks, Inc.)

                            Announces Close of Merger

         SANTA BARBARA, Calif. - May 14, 2002 - Occam Networks, Inc.
(Nasdaq: ACCL) (formerly known as Accelerated Networks, Inc.) today announced the close of the merger of a wholly-owned subsidiary of Accelerated Networks with and into Occam Networks Inc., pursuant to which Occam Networks Inc. became a wholly-owned subsidiary of Accelerated Networks. In connection with the close of the merger, Accelerated Networks amended its certificate of incorporation to change the name of the company to "Occam Networks, Inc." Occam intends to change the ticker symbol for Accelerated Networks from "ACCL" to "OCCM".

         "It is an exciting day in the growth and evolution of Occam Networks. By combining the technology, key development personnel, and financial resources of the two companies we emerge upon completion of this merger as one of the best-positioned companies in the broadband access market," said Kumar Shah, President and CEO of Occam Networks. "Existing customers will receive support today and a stronger product offering and solution set moving forward." Shah said. "Occam has established a highly differentiated, technology leadership position in the loop carrier market with a scalable, Ethernet, IP and packet-based broadband access platform that is Softswitch-ready."

About the Combined Company

         The combined company develops and markets a suite of Broadband Loop Carriers, innovative Ethernet and IP-based loop carrier platforms that enable incumbent local exchange carriers to profitably deliver a variety of traditional and packet voice, broadband and IP services from a single, converged all-packet access network and designs. The Company also produces an

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        Integrated Access Device (IAD) family of products, which combines Local
Area Network (LAN) and legacy data services to business customers on a converged access network. Occam is headquartered in Santa Barbara, California. Additional information about the company can be found at www.occamnetworks.com.

          Accelerated Networks filed a registration statement on Form S-4 in connection with the merger. In addition to this registration statement, Accelerated Networks has filed annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549. Investors should call the SEC at 1-800-SEC-0330 for further information on this public reference room. The reports, statements and other information filed by Accelerated Networks with the SEC are also available for free at the SEC's web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Occam.

                                     # # #

         Portions of this press release contain forward-looking statements regarding future events or the future performance of the combined organization. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. These factors include, but are not limited to, Occam's intent to change its trading symbol on Nasdaq and its ability to maintain its listing on Nasdaq. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please refer to Accelerated Networks' most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC, including the S-4, which contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Press and Trade Analysts                      Investors and Financial Analysts
Daphne Page                                   Jill Fukuhara
Director, Corporate Communications            FRB for Occam
Occam Networks Inc.                           +1 301 407 6539
+1 805 692 2919                               jfukuhara@webershandwick.com
dpage@occamnetworks.com